UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 19, 2020

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

Frederick M. Lehrer, P. A.

(561) 706-7646

flehrer@securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

H/Cell Energy Corporation is referred to herein as “we”, “our, or “us”.

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2020, we entered into a Promissory Note with the Lender, Judd Brammah (“Brammah”), for the principal amount of $230,332, whereby Brammah lent us $230,332 at 6% interest. The entire principal and interest upon the Note are due on June 19, 2021. We are using the $230,332 to satisfy debt obligations to our Creditors, including accrued payroll of $25,225 due to our Chief Financial Officer, Matthew Hidalgo, and a $90,000 payment to First Fire Global Opportunities Fund (“First Fire”) for settlement of the outstanding convertible Notes issued October 17, 2019 and January 15, 2020. Under terms of the First Fire Note settlement the Notes were cancelled, and all remaining contractual obligations thereunder were extinguished under terms of a Settlement and Release Agreement. In addition, we entered into various Settlement and Release Agreements with several other Creditors.

On July 9, 2019, we entered into an equity financing agreement with GHS Investments LLC (the “GHS Financing Agreement); in connection therewith, we filed a Form S-1 Registration Statement (the “S-1”) registering up to 700,000 Common Stock Shares, which S-1 was declared effective on July 19, 2019. On May 19, 2020, we filed a Post-Effective Amendment No. 1 on Form S-1 amending the S-1 to deregister all securities registered pursuant to said S-1, which as of the date of such Amendment, 450,250 Common Stock Shares were unissued (the “Post Effective S-1”). The Post Effective S-1 was declared effective on May 21, 2020, at which time the Offering described in the S-1 was terminated, as well as the contractual obligations under the GHS Financing Agreement.

Following the termination of the First Fire Notes and termination of the GHS Financing Agreement, we have 7,951,524 shares of Common Stock issued and outstanding with no remaining share reservations. We have no issued and outstanding shares of Preferred Stock.

On June 19, 2020, two of our stockholders entered into Stock Purchase Agreements with Brammah, as described below in Item 5.01, and incorporated herein by reference into this Item 1.01.

Item 5.01 Changes in Control of Registrant

Pursuant to a June 19, 2020 Stock Purchase Agreement between Turquino Equity, LLC (“Turquino”), a then 44% shareholder, and Brammah, Turquino sold three million five hundred eighteen thousand five hundred forty five (3,518,545) shares to Brammah for a total purchase price of $57,293 (the “Turquino Transaction”).

Pursuant to a June 19, 2020 Stock Purchase Agreement between Stephen Paul Mullane and Marie Louis Mullane, as Trustees of the Mullane Family Trust (“Mullane”), a then 10% shareholder, and Brammah, Mullane sold seven hundred sixty thousand (760,000) shares to Brammah for a total purchase price of $12,375 (the “Mullane Transaction”).

The shares and the respective purchase price pertinent to the Turquino Transaction and the Mullane Transaction are in escrow and the closing is subject to certain conditions precedent, at which time Brammah will be the holder of a total of four million two hundred seventy-eight thousand five hundred forty-five (4,278,545) shares representing 54% of our total issued and outstanding shares, representing Brammah’s controlling interest.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: June 24, 2020	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer